Exhibit 99.1
NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS FOURTH QUARTER RESULTS AND RETURNS TO NON-GAAP PROFITABILITY

•	Revenue of $69.3 million; ATCA and Software-Solutions were 69% of total revenue and grew 21% sequentially versus the third quarter of 2012

•	Fourth quarter platform design wins expected to result in revenue of greater than $60 million over the next five years

•	Fourth quarter MRF (Media Resource Function) shipments enabled 23% annual MRF revenue growth versus 2012

•	Positive cash from operations of $3.0 million

HILLSBORO, OR - March 5, 2013 - Radisys Corporation (NASDAQ: RSYS), a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications, announced fourth quarter 2012 revenues of $69.3 million and a GAAP net loss of $4.9 million or $0.18 per share. Fourth quarter non-GAAP net income was $0.9 million or $0.03 per diluted share. Fourth quarter non-GAAP results exclude the amortization of acquired intangible assets, stock-based compensation, restructuring and acquisition-related charges, and non-cash tax expense. A reconciliation of GAAP to non-GAAP results is located in the tables included at the bottom of this press release.

Commenting on the fourth quarter results, Brian Bronson, Radisys' President and Chief Executive Officer stated, “Our fourth quarter revenue and profitability exceeded our expectations. Increased shipments in Software-Solutions, particularly within our MRF business, as well as our ATCA product lines enabled a 9% sequential quarterly increase in total revenue. This improved revenue performance, combined with solid expense management, enabled a return to non-GAAP profitability.”

Fourth Quarter Financial Highlights

•	Revenue was $69.3 million; ATCA and Software-Solutions revenue accounted for 69% of revenue, growing 21% sequentially when compared to the third quarter of 2012.

•	Fourth quarter platform design wins spanned a number of different applications such as Femto Gateways, Load Balancers, and Edge Routing.

•
GAAP gross margin was 30%. Non-GAAP gross margin was 33%. Increased shipments of both Software-Solutions and ATCA products enabled a nearly two percentage point sequential gross margin improvement over the third quarter of 2012.

•
Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $22.9 million and non-GAAP R&D and SG&A expenses were $22.0 million, representing an $0.8 million sequential reduction when compared to the third quarter.

•	Cash generated from operating activities was $3.0 million, resulting from improved profitability combined with lower working capital levels.

•	Cash and cash equivalents were $33.2 million at the end of the fourth quarter, a $1.4 million sequential increase from the third quarter.

Fourth Quarter Market & Operational Highlights

•
Software-Solutions: The market response to our MPX-12000 (Media Resource Function) continues to exceed expectations and when combined with our market-leading audio conferencing position, resulted in 2012 annual revenue growth of over 23% and a ramping funnel of opportunities in 2013. Trials and lab testing of the product's ability to process both voice and video over Next Generation LTE wireless networks at several large Tier 1 customers continue to progress well.

•
Advanced Telecommunications Computing Architecture (ATCA): During the fourth quarter we achieved a meaningful milestone by releasing to production our full suite of 40G ATCA T-Series products. The market acceptance and resulting product design wins have been strong over the last year and combined with a modestly improved demand environment resulted in a 25% sequential quarterly revenue increase when compared to the third quarter. This rebound came from customers in defense and aerospace as well as South Korean markets. Near-term demand has stabilized and we expect long term shipments will continue to grow as carriers deploy next generation networks to meet their customers' data requirements.

Mr. Bronson continued, “At the end of October, we outlined several areas of focus for the company moving forward.

•
Tighten the strategic focus of the Company - we want to do fewer things exceptionally well. We went through an accelerated strategic review process in the fourth quarter and agreed on our most important areas of investment which predominantly include software, complete hardware systems that are rich in software functionality, and complex solutions targeted primarily at the telecommunications infrastructure market. We have already taken actions as a result, and anticipate more in the future.

•	Restore profitability - I am pleased we returned to non-GAAP profitability in the fourth quarter.

•	Bring cash back on the balance sheet - during the fourth quarter we generated $3.0 million in cash from operations and have a number of focused actions in place to generate incremental cash.

•	Increase our operational focus - renewed focus on meeting customer deliverables enabled revenue at the high end of our guidance range and positive non-GAAP earnings.

We believe the operational improvements made over the last several months are sustainable, and as the macro telecom market demand continues to stabilize and ultimately improve, Radisys is well positioned to deliver continued sustainable profit growth.”

First Quarter 2013 Outlook

•	Revenue is expected to be between $66 million and $71 million.

•	Non-GAAP gross margin rate is expected to approximate 32% of sales. A modest sequential quarter decrease in Software-Solutions revenue is expected to adversely affect overall gross margins.

•	Non-GAAP R&D and SG&A expenses are expected to remain relatively flat.

•	Non-GAAP net income from continuing operations is expected to be between a loss of $0.05 and a profit of $0.03 per diluted share.

•	The Company expects to generate positive cash flow from operations in the first quarter.

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, March 5, 2013 at 5:00 p.m. ET to discuss its fourth quarter 2012 results and the financial and business outlook for the first quarter of 2013.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 43441377. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, March 19, 2013. To access the replay, dial (855) 859-2056 or (404) 537-3406 with conference ID# 43441377. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the fourth quarter of 2012 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) actions by regulatory authorities or other third parties, (f) cash generation, (g) changes in tariff and trade policies and other risks associated with foreign operations, (h) fluctuations in currency exchange rates, (i) the ability of the Company to successfully complete any acquisition or divestiture activities, (j) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, (k) performance and customer acceptance of the Trillium line of products, and (l) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2011 and in Radisys' subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of March 5, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, (f) gain on the liquidation of a foreign subsidiary, and (g) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications. Radisys' market-leading ATCA, Media Resource Function and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011(a)	2012	2011(a)
Revenues	$69,300	$79,506	$286,096	$330,865
Cost of sales:
Cost of sales	46,279	51,975	188,513	225,752
Amortization of purchased technology	2,321	2,738	9,544	8,348
Gross margin	20,700	24,793	88,039	96,765
Operating expenses:
Research and development	11,635	13,063	47,739	44,625
Selling, general and administrative	11,234	15,202	45,200	52,722
Intangible assets amortization	1,304	1,304	5,215	2,922
Impairment of goodwill	—	—	29,748	—
Restructuring and acquisition-related charges, net	117	1,701	(117)	9,980
Gain on the liquidation of a foreign subsidiary	—	—	—	(2,081)
Loss from operations	(3,590)	(6,477)	(39,746)	(11,403)
Interest expense	(443)	(460)	(1,722)	(1,870)
Other income (expense), net	272	328	584	612
Loss before income tax expense (benefit)	(3,761)	(6,609)	(40,884)	(12,661)
Income tax expense (benefit)	1,094	42	2,590	(11,132)
Net loss	$(4,855)	$(6,651)	$(43,474)	$(1,529)

Net loss per share:
Basic	$(0.18)	$(0.25)	$(1.60)	$(0.06)
Diluted (I),(II)	$(0.18)	$(0.25)	$(1.60)	$(0.06)
Weighted average shares outstanding
Basic	27,738	26,502	27,174	25,413
Diluted (I),(II)	27,738	26,502	27,174	25,413

(I)
For the three months and year ended December 31, 2012 and December 31, 2011, the computation of diluted earnings per share excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

(II)
For the three months and year ended December 31, 2012 and December 31, 2011, the computation of earnings per share excludes the effects of stock options, restricted stock units and escrow shares, as they are anti-dilutive.

(a)
In accordance with ASC 805-10, the Company's statements of operations and cash flows for the three months and year ended ended December 31, 2011 have been revised to reflect the impact of additional tax-related adjustments to our purchase accounting for Continuous Computing. These adjustments occurred during the measurement period and relate to matters existing on the date of acquisition. Additional discussion of these measurement period adjustments was provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2012	December 31, 2011(a)
ASSETS
Current assets:
Cash and cash equivalents	$33,182	$47,770
Accounts receivable, net	51,289	49,212
Inventories and inventory deposit, net	28,907	35,454
Other current assets	12,610	14,623
Total current assets	125,988	147,059
Property and equipment, net	17,713	15,366
Goodwill and intangible assets, net	70,284	114,791
Other assets, net	18,409	20,057
Total assets	$232,394	$297,273

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,191	$37,874
Deferred income	9,222	11,602
Other accrued liabilities	16,769	26,375
Convertible senior notes, net	16,919	—
Total current liabilities	84,101	75,851
Convertible senior notes, net	18,000	45,000
Other long-term liabilities	4,851	9,689
Total liabilities	106,952	130,540
Shareholders' equity:
Common stock	303,724	301,225
Accumulated deficit	(179,686)	(136,212)
Accumulated other comprehensive income	1,404	1,720
Total shareholders’ equity	125,442	166,733
Total liabilities and shareholders’ equity	$232,394	$297,273

(a)
In accordance with ASC 805-10, the Company's statements of operations and cash flows for the three months and year ended ended December 31, 2011 have been revised to reflect the impact of additional tax-related adjustments to our purchase accounting for Continuous Computing. These adjustments occurred during the measurement period and relate to matters existing on the date of acquisition. Additional discussion of these measurement period adjustments was provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011(a)	2012	2011(a)
Cash flows from operating activities:
Net loss	$(4,855)	$(6,651)	$(43,474)	$(1,529)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	5,675	5,749	22,475	17,284
Impairment of goodwill	—	—	29,748	—
Stock-based compensation expense	997	1,679	1,391	5,717
Other adjustments	1,524	1,393	4,273	(8,775)
Changes in operating assets and liabilities:
Accounts receivable	(364)	9,660	(2,082)	7,146
Inventories and inventory deposit	441	715	4,520	(11,470)
Accounts payable	(177)	(15,522)	3,718	2,629
Deferred income	269	1,695	(2,733)	4,269
Other operating assets and liabilities	(528)	2,175	(12,225)	(463)
Net cash provided by operating activities	2,982	893	5,611	14,808
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	—	—	(79,798)
Capital expenditures	(1,997)	(3,882)	(11,092)	(8,171)
Other investing activities, net	300	—	(68)	—
Net cash used in investing activities	(1,697)	(3,882)	(11,160)	(87,969)
Cash flows from financing activities:
Repurchases of common stock	—	—	—	(3,920)
Proceeds from issuance of common stock	172	322	1,272	1,646
Repurchase of convertible senior notes	—	(4,875)	(10,081)	(4,875)
Other financing activities, net	(73)	(515)	(213)	(923)
Net cash provided by (used in) financing activities	99	(5,068)	(9,022)	(8,072)
Effect of exchange rate changes on cash and cash equivalents	(30)	(75)	(17)	(75)
Net increase (decrease) in cash and cash equivalents	1,354	(8,132)	(14,588)	(81,308)
Cash and cash equivalents, beginning of period	31,828	55,902	47,770	129,078
Cash and cash equivalents, end of period	$33,182	$47,770	$33,182	$47,770

(a)
In accordance with ASC 805-10, the Company's statements of operations and cash flows for the three months and year ended ended December 31, 2011 have been revised to reflect the impact of additional tax-related adjustments to our purchase accounting for Continuous Computing. These adjustments occurred during the measurement period and relate to matters existing on the date of acquisition. Additional discussion of these measurement period adjustments was provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2012		2011		2012		2011
North America	$31,180	45.0%	$33,905	42.7%	$109,168	38.2%	$107,042	32.4%
Europe, the Middle East and Africa (“EMEA”)	13,283	19.2	16,725	21.0	60,379	21.1	79,858	24.1
Asia Pacific	24,837	35.8	28,876	36.3	116,549	40.7	143,965	43.5
Total	$69,300	100.0%	$79,506	100.0%	$286,096	100.0%	$330,865	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2012		2011		2012		2011
ATCA Platforms	$34,703	50.1%	$37,332	47.0%	$136,572	47.7%	$132,530	40.1%
Software-Solutions (I)	12,919	18.6	14,350	18.0	52,666	18.4	36,938	11.2
COM Express and Rackmount Server	11,575	16.7	12,901	16.2	49,538	17.3	56,848	17.2
Other Products	10,103	14.6	14,923	18.8	47,320	16.6	104,549	31.5
Total Revenues	$69,300	100.0%	$79,506	100.0%	$286,096	100.0%	$330,865	100.0%

(I)
For the three months December 31, 2012 and 2011, Software-Solutions revenues include a reduction in revenue of $0 and $666 for purchase accounting adjustments. For the year ended December 31, 2012 and 2011, Software-Solutions revenues include a reduction in revenue of $300 and $2,043 for purchase accounting adjustments. Refer to the description of non-GAAP financial measures for detail of this adjustment.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2012		2011		2012		2011
REVENUES:
GAAP revenues	$69,300		$79,506		$286,096		$330,865
(a) Purchase accounting adjustments	—		666		300		2,043
Non-GAAP revenues	$69,300		$80,172		$286,396		$332,908

GROSS MARGIN:
GAAP gross margin	$20,700	29.9%	$24,793	31.2%	$88,039	30.8%	$96,765	29.2%
(a) Purchase accounting adjustments	—		666		300		2,210
(b) Amortization of acquired intangible assets	2,321		2,738		9,544		8,348
(c) Stock-based compensation	123		266		25		838
(d) Restructuring and acquisition-related charges, net	—		13		62		225
Non-GAAP gross margin	$23,144	33.4%	$28,476	35.5%	$97,970	34.2%	$108,386	32.6%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$11,635	16.8%	$13,063	16.4%	$47,739	16.7%	$44,625	13.5%
(c) Stock-based compensation	(286)		(364)		(601)		(1,434)
Non-GAAP research and development	$11,349	16.4%	$12,699	15.8%	$47,138	16.5%	$43,191	13.0%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,234	16.2%	$15,202	19.1%	$45,200	15.8%	$52,722	15.9%
(c) Stock-based compensation	(588)		(1,049)		(765)		(3,445)
Non-GAAP selling, general and administrative	$10,646	15.4%	$14,153	17.7%	$44,435	15.5%	$49,277	14.8%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(3,590)	(5.2)%	$(6,477)	(8.1)%	$(39,746)	(13.9)%	$(11,403)	(3.4)%
(a) Purchase accounting adjustments	—		666		300		2,210
(b) Amortization of acquired intangible assets	3,625		4,042		14,759		11,270
(c) Stock-based compensation	997		1,679		1,391		5,717
(d) Restructuring and acquisition-related charges, net	117		1,714		(55)		10,205
(e) Impairment of goodwill	—		—		29,748		—
(f) Gain on the liquidation of a foreign subsidiary	—		—		—		(2,081)
Non-GAAP income from operations	$1,149	1.7%	$1,624	2.0%	$6,397	2.2%	$15,918	4.8%

NET INCOME (LOSS):
GAAP net loss	$(4,855)	(7.0)%	$(6,651)	(8.4)%	$(43,474)	(15.2)%	$(1,529)	(0.5)%
(a) Purchase accounting adjustments	—		666		300		2,210
(b) Amortization of acquired intangible assets	3,625		4,042		14,759		11,270
(c) Stock-based compensation	997		1,679		1,391		5,717
(d) Restructuring and acquisition-related charges, net	117		1,714		(55)		10,205
(e) Impairment of goodwill	—		—		29,748		—
(f) Gain on the liquidation of a foreign subsidiary	—		—		—		(2,081)
(g) Income taxes (III)	1,013		(31)		1,703		(11,649)
Non-GAAP net income	$897	1.3%	$1,419	1.8%	$4,372	1.5%	$14,143	4.2%

GAAP weighted average diluted shares	27,738		26,502		27,174		25,413
Escrow shares	672		1,344		1,028		647
Dilutive equity awards included in
non-GAAP earnings per share	729		861		776		648
Convertible senior notes dilutive shares (I)	—		—		—		3,829
Non-GAAP weighted average diluted shares (I)	29,139		28,707		28,978		30,537
GAAP net income (loss) per share (diluted)	$(0.18)		$(0.25)		$(1.60)		$(0.06)
Non-GAAP adjustments detailed above (II)	0.21		0.30		1.75		0.59
Non-GAAP net income per share (diluted) (I)	$0.03		$0.05		$0.15		$0.53

(I) For the three months and year ended December 31, 2012 and the three months ended December 31, 2011, the computation of diluted earnings per share excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

(II) For the year ended December 31, 2011, the diluted earnings calculation per share calculation excludes interest costs, net of tax benefit, totaling $1.9 million related to the dilutive equity shares underlying our 2013 convertible senior notes.

(III) As disclosed in the Company's second quarter 2012 earnings release during the period ended June 30, 2012 the Company modified its calculation of non-GAAP income tax expense. For comparability purposes the Company has revised all prior periods presented to align with the new methodology.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31, 2013
	Low End	High End
GAAP net loss	$(8.1)	$(6.0)
(b) Amortization of acquired intangible assets	3.5	3.5
(c) Stock-based compensation	1.2	1.2
(d) Restructuring and acquisition-related charges, net	3.1	3.1
(g) Income taxes	(1.0)	(1.0)
Total adjustments	6.8	6.8
Non-GAAP net income (loss)	$(1.3)	$0.8

GAAP weighted average shares	28,600	28,600
Non-GAAP adjustments	—	700
Non-GAAP weighted average shares (diluted) (I)	28,600	29,300

GAAP net loss per share	$(0.28)	$(0.21)
Non-GAAP adjustments detailed above	0.23	0.24
Non-GAAP net income (loss) per share (diluted) (I)	$(0.05)	$0.03

(I)
For the three months ended March 31, 2013 guidance for the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
March 31, 2013
GAAP	28.7%
(b) Amortization of acquired intangible assets	3.4
(c) Stock-based compensation	0.2
Non-GAAP	32.3%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
March 31, 2013
GAAP	$23.0
(c) Stock-based compensation	(1.0)
Non-GAAP	$22.0

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting.  Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Impairment of goodwill: The goodwill impairment charge relates to a write down of balances associated with previous acquisitions. The Company excludes the goodwill impairment charge because it is unusual in nature and does not reflect the operation of the Company's ongoing business. Additionally, its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Gain on the liquidation of a foreign subsidiary: During the third quarter of 2011, as part of an update of our tax planning strategy, we completed the liquidation of Radisys Technology Ireland Limited (“RTIL”). As a result of this liquidation we recorded a gain to reflect the realization of accumulated foreign currency translation adjustments related to RTIL. This gain represents the net unrealized foreign currency translation gains accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of RTIL. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company. As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(g) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

During the third quarter of 2011 the Company recorded an income tax benefit of $10.3 million related to the partial reversal of the valuation allowance recorded on our deferred tax assets. The reversal is the direct result of the addition of deferred tax liabilities associated with the acquisition of Continuous Computing during the third quarter of 2011.